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EX-99.3

Pro Forma Combined Balance Sheet & Statement of Operations


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                              NU-TECH BIO-MED, INC.

          PRO FORMA COMBINED BALANCE SHEET AND STATEMENT OF OPERATIONS
                                   (UNAUDITED)

BACKGROUND INFORMATION

Acquisition of Physicians Clinical Laboratory, Inc.

        On November 8, 1996, (the "Petition Date"), Physicians Clinical Laboratory, Inc., a Delaware corporation ("PCL"), and its subsidiaries, Quantum Clinical Laboratories, Inc., Regional Reference Laboratory Governing Corporation, Diagnostic Laboratories, Inc., and California Regional Reference Laboratory (collectively with PCL, the "Debtors") commenced their respective reorganization cases by filing voluntary petitions for relief under Chapter 11 of the Bankruptcy Code, 11 U.S.C. Sections 101-1330 (the "Bankruptcy Code").

        The Debtors provide clinical laboratory testing services in the State of California. Clinical testing focuses on testing bodily fluids for the diagnosis and treatment of illnesses. The Debtors provide these services in a high-quality and cost-efficient manner to a diversified group of customers and payor sources, including office-based physicians, managed health care associations and acute-care hospitals.

        On December 12, 1996, the Debtors, Registrant and the Debtors' senior lenders (collectively, the "Proponents") filed a joint plan of reorganization which embodied the terms of the Prepetition Termsheet agreed to among the Proponents. On January 17, 1997, the Proponents filed a modified joint plan of reorganization, which contained certain amendments to the joint plan of reorganization filed on December 2, 1996. On February 11, 1997, the Proponents filed the Second Amended Plan of Reorganization of Physicians Clinical Laboratories, Inc., and Its Affiliated Debtors (the "Plan") with the United States Bankruptcy Court for the Central District of California (the "Court"), which contained certain amendments to the plan of reorganization filed on January 17, 1997.

        On February 26, 1997, the Registrant completed the sale of its ownership interest in another clinical laboratory company, Medical Science Institute, Inc. ("MSI") to PCL. The Registrant sold its interest in MSI to PCL for approximately $7.6 million. The Registrant received approximately $2.6 million in cash and a secured promissory note of PCL in the principal amount of $5,000,000 that was secured by all the assets of PCL, but was subordinate to certain other claims and other administrative expenses (the "MSI Acquisition Note"). In the event the Plan was consummated and the Plan provided that the Registrant was to become the owner of 52.6% of the outstanding capital stock of PCL, the MSI Acquisition Note was to be forgiven.

        By order dated April 23, 1997, (the "Confirmation Order'), the Court confirmed the Plan pursuant to section 1129 of the Bankruptcy Code. By separate order dated April 23, 1997, the Debtors' Chapter 11 estates were substantively consolidated. Pursuant to the Plan, all conditions



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to the effective date of the plan (the "Effective Date") were to be satisfied or waived on or before July 22, 1997, unless such date was extended by the Court.

        In late May 1997, PCL became aware of a subpoena it had received in April of 1997 to furnish certain documents to the United States Department of Defense with respect to PCL's Civilian Health and Medical Program of Uniformed Services ("CHAMPUS") billing practices. In late May 1997, PCL was also notified that its Medicare and MediCal billing practices were undergoing review by the Office of Inspector General of the United States Department of Health and Human Services ("HHS/OIG"), and in early June of 1997, PCL received a subpoena to furnish certain documents to HHS/OIG in connection with such review. Due to PCL's cooperation and negotiations with these government agencies, on July 24, 1997, the Court, on stipulation of PCL, the Registrant, and the creditors of PCL, extended the date that certain conditions be satisfied or waived pursuant to the Plan for 60 days to September 19, 1997, and stated that the terms and conditions of the Plan would continue in full force and effect.

        Pursuant to the Plan, prior to the Effective Date, all of the Debtors were merged with and into PCL. On October 3, 1997, all conditions to the Effective Date that were set forth in the Plan were satisfied and the Effective Date occurred.

BASIS OF ACCOMPANYING UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

        The Accompanying Unaudited Pro Forma Combined Financial Statements presents the historical financial statements of Nu-Tech Bio-Med., Inc. (Nu-Tech), the historical financial statements of PCL, the pro forma adjustments relating to the PCL acquisition (inclusive of the adjustments to account for PCL liabilities to be converted to equity or modified by the bankruptcy court in accordance with the PCL Plan) and Pro Forma Combined (which includes Nu-Tech and the acquisition of PCL taking into consideration pro forma adjustments).

        The results of the acquired operations will be included in the Company's operating results as of the closing date of the acquisition. The Unaudited Pro Forma Combined Balance Sheet assumes that the acquisitions occurred on September 30, 1997. The Unaudited Pro Forma Combined Statements of Operations combines the historical results of operations of the acquired company for the year ended December 31, 1996 and the nine months ended September 30, 1997 assuming the acquisitions occurred on January 1, 1996 and January 1, 1997, respectively. The unaudited pro forma combined statement of operations do not reflect cost savings and synergies that might result from the acquisition. In addition, the unaudited pro forma combined statement of operations do not consider non-recurring charges, if any, that may result from the transaction and the proposed integration of the acquired company into the Company.

        The Unaudited Pro Forma Combined Balance Sheet includes direct transaction costs associated with the acquisition. The Company has not completed its evaluation of the carrying value of fixed assets or debt assumed nor has the Company completed its evaluation of the intangible asset acquired giving consideration to impairment factors. The actual allocation of the final purchase price may be different from that reflected in the pro forma financial combined financial statements. Such

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evaluation is expected to be completed prior to the filing of the Company's
Annual Report on Form 10-KSB for the year ended December 31, 1997.

        Management believes that the assumptions used in preparing these Unaudited Pro Forma Combined Financial Statements provide a reasonable basis for presenting all of the significant effects of the acquisition. These Unaudited Pro Forma Combined Financial Statements do not purport to be indicative of the results that actually would have been obtained had the acquisitions been effected on the date indicated or of those results that may be achieved in the future. The Pro Forma Combined Financial Statements should be read in conjunction with the consolidated financial statements included in the Nu-Tech's and PCL's Annual Reports on Form 10-KSB for the year ended December 31, 1996, and February 28, 1997, respectively, and on Form 10-QSB for the nine month period ended September 30, 1997 and August 31, 1997, respectively.


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Footnotes

(1) Nu-Tech's historical statement of operations data includes the nine-month period ending September 30, 1997 and the year ended December 31, 1996, respectively, and September 30, 1997 for the balance sheet data.

(2) PCL's historical statement of operations data includes the nine-month period ending August 31, 1997 and the year ended February 28, 1997, respectively, and August 31, 1997 for the balance sheet data.

(3) Includes adjustments to recognize an entire nine month period to reflect the acquisition of MSI for the nine month period ended September 30, 1997; includes adjustments to recognize an entire year to reflect the acquisition of MSI and Prompt Medical for the year ended December 31, 1996.

(4)     A summary of the pro forma adjustments is set forth as follows:

        (a)     To eliminate amortization of historical goodwill of PCL.

        (b) To record amortization of newly created goodwill as a result of Nu-tech's acquisition of PCL.

        (c) To eliminate interest expense incurred by PCL and MSI on debt to be forgiven.

        (d) To record interest expense on the $55 million debt using a 12% rate, payable in additional debt. Also includes accretion of debt discount.

        (e) To record the minority interest share of losses up to the extent of the minority interest ($5.5 million suspended for the year ended December 31, 1996; $2.3 million suspended for the nine month period ended September 30, 1997).

        (f)     To eliminate write down of historical intangibles of PCL.

        (g) To reflect the borrowing of the remainder of the $9.8 million debtor-in-possession financing.

        (h) To provide for additional charges to PCL operations associated with valuation adjustments reflected in September 1997, as if they had occurred in August 1997.

        (i) To reclassify Nu-Tech's net investment in Senior Debt of PCL and deferred acquisition costs as a 52.6% investment in PCL's equity and to record minority interest (47.4%) in the net assets of PCL at their fair value.

        (j) To account for PCL liabilities to be converted to equity or modified by the bankruptcy court in accordance with the PCL Plan.

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                              Nu-Tech Bio-Med, Inc.
                   Unaudited Pro Forma Combined Balance Sheet
                               September 30, 1997


                                                 Nu-Tech                PCL               Pro Forma               Pro Forma
                                              Historical (1)      Historical (2)       Adjustments (4)            Combined
                                              --------------      --------------       ---------------            --------
ASSETS
Current Assets:
      Cash and cash equivalents               $     346,923      $     769,076      $   1,056,817      G       $   2,172,816
     Accounts receivable, net                        88,044         11,755,327         (2,876,000)     H           8,967,371
     Notes receivable -- current                    198,649            359,400           (350,000)     H             208,049
      Inventory                                      11,985          1,689,805                 --                  1,701,790
      Prepaid expenses                               38,449            829,513            (90,000)     H             777,962
                                              -------------      -------------      -------------              -------------
 Total current assets                               684,050         15,403,121         (2,259,183)                13,827,988

 Investment in senior debt of PCL                13,287,164                 --        (13,287,164)     I                  --

 Note receivable                                    100,000                 --                 --                    100,000
 Equipment and leasehold improvements, net          316,898          9,243,660         (6,434,631)     H           3,125,927
 Deferred acquisition costs                       1,085,477                 --         (1,085,477)     I                  --
 Goodwill, net                                      683,222                 --         64,015,157      I          64,698,379
 Other assets                                        18,206            672,947                 --                    691,153
                                              -------------      -------------      -------------              -------------

 Total Assets                                 $  16,175,017      $  25,319,728      $  40,948,702              $  82,443,447
                                              =============      =============      =============              =============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
     Accounts payable                         $     533,556      $   2,456,124      $   1,200,000      J       $   4,189,680
      Accrued expenses                              201,066         18,379,580        (14,391,630)     J           4,189,016
      Notes payable to Nu-Tech                           --          5,000,000         (5,000,000)     J                  --
      Notes payable (DIP)                                --          8,243,183         (8,243,183)     J                  --
      Other current liabilities                      55,571                 --                 --                     55,571
      Current portion of long term debt             146,302            270,025                 --                    416,327
      Current portion of capitalized lease
         obligations                                 17,719                 --            129,975      J             147,694
                                              -------------      -------------      -------------              -------------
Total current liabilities                           954,214         34,348,912        (26,304,838)                 8,998,288

 Long term debt - Oaktree                                --                 --         39,087,000      J          39,087,000
 Due Medicare Settlement                                 --                 --          1,800,000      H           1,800,000
 Due IRS                                                 --                 --            496,314      H             496,314
 Credit agreement                                        --                 --          2,860,000      J           2,860,000
 Debt                                                18,149            464,042                 --                    482,191
 Capitalized lease obligations                        3,237                 --                 --                      3,237
 Liabilities subject to compromise                       --        167,454,300       (167,454,300)     J                  --
                                              -------------      -------------      -------------              -------------
 Total liabilities                                  975,600        202,267,254       (149,515,824)                53,727,030

Minority interest                                        --                 --         13,517,000      I          13,517,000

Stockholders' equity:
     Preferred stock                                     68                 --                 --                         68
     Common stock                                   105,387             60,713            (60,713)     I,J           105,387
     Capital in excess of par                    39,211,823         15,570,802        (15,570,802)     I,J        39,211,823
     Deferred consulting expense                    (55,005)                --                 --                    (55,005)
     Retained Earnings (Accumulated Deficit)    (24,062,856)      (192,579,041)       192,579,041      I,J       (24,062,856)
                                              -------------      -------------      -------------              -------------
Total stockholders' equity                       15,199,417       (176,947,526)       176,947,526                 15,199,417

Total Liabilities and Stockholders' Equity    $  16,175,017      $  25,319,728      $  40,948,702              $  82,443,447
                                              =============      =============      =============              =============



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                              Nu-Tech Bio-Med, Inc.
              Unaudited Pro Forma Combined Statement of Operations
                          Year Ended December 31, 1996


                                                                                        Adjustments to
                                                                                          include
                                                  Nu-Tech                 PCL               Other              Pro Forma
                                              Historical (1)        Historical (2)   Acquired Companies (3)  Adjustments (4)
                                              --------------        --------------      --------------------------------------
Revenues:
    Assay sales, net                               $ 115,397       $           -           $          -     $          -
    Laboratory revenues, net                         836,143          62,830,847             11,941,084                -
     Medical billing services revenues               113,932                   -                193,801                -
                                                   ---------       ------------            -----------      -----------
Total revenues                                     1,065,472          62,830,847             12,134,885                -


    Laboratory costs                               1,188,564          43,131,052              9,606,831                -
    Medical billing services costs                    89,314                   -                 68,126                -
                                                   ---------       ------------            -----------      -----------
Total cost of revenues                             1,277,878          43,131,052              9,674,957                -

Gross profit (deficiency)                           (212,406)         19,699,795              2,459,928                -

Expenses:
    Selling, general and administrative            3,689,588          24,880,448              3,837,764                -
    Provision for doubtful accounts                        -           8,843,252                519,363                -
    Research and development expenses                 90,903                   -                      -                -
    Public relations expenses                      1,882,000                   -                      -                -
    Depreciation, amortization and                         -                   -                      -                -
      write-down of intangibles                            -           9,670,097                314,356        1,731,419    A,B
                                                   ---------       ------------            -----------      -----------
Total expenses                                     5,662,491          43,393,797              4,671,483        1,731,419

Operating income (loss)                         $ (5,874,897)      $ (23,694,002)          $ (2,211,555)    $ (1,731,419)

Other income (expense):
    Share of loss attributable to minority
       interest                                            -                   -                      -       13,517,000     E
    Investment and interest income                   161,871              21,855                    (69)               -
    Finance expense                               (1,422,500)                  -                      -                -
    Write-off of goodwill and patents               (372,864)        (59,400,000)                     -       59,400,000     F
     Reoganization charges                                 -          (1,558,820)                     -                -
     Deferred acquisition assets charged off        (218,914)                  -                      -                -
     Interest expense                                (60,351)        (15,838,895)              (426,902)       8,015,797    C,D
     Nonoperating income (expense), net                    -          (1,708,848)              (164,631)               -
                                                   ---------       ------------            -----------      -----------
Total other income (expense)                      (1,912,758)        (78,484,708)              (591,602)      80,932,797




Income (loss) before extraordinary items        $ (7,787,655)     $ (102,178,710)          $ (2,803,157)    $ 79,201,378
                                                ============      ==============           ============     ============



Net income (loss) per common share                   $ (5.66)           $ (52.10)               $ (1.43)         $ 40.39
                                                ============      ==============           ============     ============

Weighted average common shares outstanding         1,961,078           1,961,078              1,961,078        1,961,078
                                                ============      ==============           ============     ============




                                                   Pro Forma
                                                    Combined
                                                   --------
Revenues:
    Assay sales, net                                $ 115,397
    Laboratory revenues, net                       75,608,074
     Medical billing services revenues                307,733
                                                    ---------
Total revenues                                     76,031,204


    Laboratory costs                               53,926,447
    Medical billing services costs                    157,440
                                                    ---------
Total cost of revenues                             54,083,887

Gross profit (deficiency)                          21,947,317

Expenses:
    Selling, general and administrative            32,407,800
    Provision for doubtful accounts                 9,362,615
    Research and development expenses                  90,903
    Public relations expenses                       1,882,000
    Depreciation, amortization and                          -
      write-down of intangibles                    11,715,872
                                                    ---------
Total expenses                                     55,459,190

Operating income (loss)                         $ (33,511,873)

Other income (expense):
    Share of loss attributable to minority
       interest                                    13,517,000
    Investment and interest income                    183,657
    Finance expense                                (1,422,500)
    Write-off of goodwill and patents                (372,864)
     Reoganization charges                         (1,558,820)
     Deferred acquisition assets charged off         (218,914)
     Interest expense                              (8,310,351)
     Nonoperating income (expense), net            (1,873,479)
                                                    ---------
Total other income (expense)                          (56,271)




Income (loss) before extraordinary items        $ (33,568,144)
                                                =============



Net income (loss) per common share                   $ (18.81)
                                                =============

Weighted average common shares outstanding          1,961,078
                                                =============


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                              Nu-Tech Bio-Med, Inc.
              Unaudited Pro Forma Combined Statement of Operations
                   Nine Month Period Ended September 30, 1997


                                                                                 Adjustments to
                                                                                  include
                                             Nu-Tech            PCL                Other             Pro Forma          Pro Forma
                                         Historical (1)    Historical (2)  Acquired Companies (3) Adjustments (4)       Combined
                                         --------------    --------------  ---------------------- ---------------       --------
Revenues:
    Assay sales, net                      $     70,109     $           -           $       -     $          -         $      70,109
    Laboratory revenues, net                 1,798,361        47,635,331           1,257,995                -            50,691,687
    Contract revenue                             5,540                 -                   -                -                 5,540
     Medical billing services revenues         392,666                 -                   -                -               392,666
                                          ------------     ------------            --------      -----------          -------------
Total revenues                               2,266,676        47,635,331           1,257,995                -            51,160,002

Cost of Revenues:
    Laboratory costs                         1,500,914        33,665,400             941,293                -            36,107,607
    Medical billing services costs             366,768                 -                   -                -               366,768
                                          ------------     ------------            --------      -----------          -------------
Total cost of revenues                       1,867,682        33,665,400             941,293                -            36,474,375

Gross Profit                                   398,994        13,969,931             316,702                -            14,685,627

Expenses:
    Selling, general and administrative      2,238,267        17,530,596             (34,633)       3,226,000    H       22,960,230
    Provision for doubtful accounts                  -         7,620,907             154,622                -             7,775,529
    Research and development expenses           48,940                 -                   -                -                48,940
    Public relations expenses                        -                 -                   -                -                     -
                                                     -                 -                   -                -                     -
    Depreciation, amortization and                   -                 -                   -                -                     -
      write-down of intangibles                      -         4,863,466             119,534        1,107,671   A,B       6,090,671
                                          ------------     ------------            --------      -----------          -------------
Total expenses                               2,287,207        30,014,969             239,523        4,333,671            36,875,370

Operating income (loss)                   $ (1,888,213)    $ (16,045,038)          $  77,179     $ (4,333,671)        $ (22,189,743)

Other income (expense):
    Share of loss attributable to
       minority interest                             -                 -                   -       13,517,000    E       13,517,000
    Investment and interest income              25,317            11,855              (3,263)               -                33,909
    Medicare and Medicaid settlement                 -                 -                   -       (2,100,000)   H       (2,100,000)
    Write-off of goodwill and patents                -       (59,400,000)                  -       59,400,000    F                -
    Reorganization expense                           -        (3,100,625)                  -       (1,285,000)   H       (4,385,625)
     Deferred acquisition assets
      charged off                                    -                 -                   -                -                     -
     Interest expense                         (535,783)      (13,575,982)            (27,789)       7,416,271   C,D      (6,723,283)
     Nonoperating income (expense),
       net                                           -           (44,848)             (4,322)               -               (49,170)
                                          ------------     ------------            --------      -----------          -------------
Total other income (expense)                  (510,466)      (76,109,600)            (35,374)      76,948,271               292,831




Income (loss) before extraordinary
  items                                   $ (2,398,679)    $ (92,154,638)          $  41,805     $ 72,614,600         $ (21,896,912)
                                          ============     =============           =========     ============         =============



Net income (loss) per common share             $ (0.47)         $ (17.98)             $ 0.01          $ 14.17               $ (4.59)
                                          ============     =============           =========     ============         =============
Weighted average common shares
  outstanding                                5,126,074         5,126,074           5,126,074        5,126,074             5,126,074
                                          ============     =============           =========     ============         =============


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